As Filed with the Securities and Exchange Commission on June 15, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SKECHERS U.S.A., INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4376145
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation Or organization)	Identification Number)

228 Manhattan Beach Boulevard
Manhattan Beach, California	90266
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED
1998 STOCK OPTION, DEFERRED STOCK
AND RESTRICTED STOCK PLAN
(Full Title of the Plan)

Robert Greenberg
Chairman of the Board and Chief Executive Officer
Skechers U.S.A., Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
(Name and Address of Agent for Service)
(310) 318-3100
(Telephone Number, Including Area Code, of Agent for Service)

Copies to
Ted Weitzman, Esq.
Associate General Counsel
Skechers U.S.A., Inc.
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
Telephone (310) 318-3100
Facsimile (310) 798-7961

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price	aggregate	Amount of
Title of securities to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Class A Common Stock, $.001 par value	3,000,000	$22.62	$67,860,000	$7,262

(1)	5,215,154 shares of Class A Common Stock were registered on September 13, 1999 and 3,000,000 shares of Class A Common Stock were registered on October 5, 2001, for which registration fees were previously paid. The foregoing fee is for the registration of the additional 3,000,000 shares of Class A Common Stock covered by this Registration Statement. This Registration Statement shall also cover an indeterminate number of shares of Class A Common Stock that may be issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, and based upon the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on June 14, 2006, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 4.5
Exhibit 5.1
Exhibit 23.1

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
     This Registration Statement registers an additional 3,000,000 shares of our Class A Common Stock to be issued pursuant to our Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 (File Nos. 333-87011 and 333-71114) filed by us with the Securities and Exchange Commission (“SEC”) on September 13, 1999 and October 5, 2001, respectively (the “Previous Registration Statements”), including periodic reports that we filed after the first of the Previous Registration Statements to maintain current information about us, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports we have most recently filed with the SEC are listed below:
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 16, 2006;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 10, 2006;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 4, 2006, February 14, 2006, February 22, 2006, April 26, 2006 and June 6, 2006;

(d)	Our Definitive Proxy Statement filed with the SEC on May 1, 2006; and

(e)	The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the SEC on August 20, 1998, as amended by its Form 8-A/A filed with the SEC on May 3, 1999, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Numbers	Description
4.1	Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(1)

4.2	Form of Stock Option Agreement for the 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(2)

4.3	Form of Deferred Stock and Restricted Stock Agreement for the 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(3)

4.4	Amendment No. 1 to Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(4)

4.5	Amendment No. 2 to Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

(1)	Incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-60065) as filed with the SEC on July 29, 1998.

(2)	Incorporated by reference to Exhibit 10.2 of Registrant’s Registration Statement on Form S-8 (File No. 333-87011) as filed with the SEC on September 13, 1999.

(3)	Incorporated by reference to Exhibit 10.3 of Registrant’s Registration Statement on Form S-8 (File No. 333-87011) as filed with the SEC on September 13, 1999.

(4)	Incorporated by reference to Exhibit 4.4 of Registrant’s Registration Statement on Form S-8 (File No. 333-71114) as filed with the SEC on October 5, 2001.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, State of California, on this 15th day of June, 2006.

SKECHERS U.S.A., INC.

By:	/s/ ROBERT GREENBERG

Robert Greenberg
Chairman of the Board and
Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Greenberg, Michael Greenberg and David Weinberg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT GREENBERG Robert Greenberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 15, 2006
/s/ MICHAEL GREENBERG Michael Greenberg	President and Director	June 15, 2006
/s/ DAVID WEINBERG David Weinberg	Executive Vice President, Chief Operating Officer and Director	June 15, 2006
/s/ FREDERICK SCHNEIDER Frederick Schneider	Chief Financial Officer (Principal Financial and Accounting Officer)	June 15, 2006
/s/ JEFFREY GREENBERG Jeffrey Greenberg	Director	June 15, 2006
/s/ MORTON D. ERLICH Morton D. Erlich	Director	June 15, 2006
/s/ GEYER KOSINSKI Geyer Kosinski	Director	June 15, 2006
/s/ RICHARD SISKIND Richard Siskind	Director	June 15, 2006

INDEX TO EXHIBITS

Exhibit
Numbers	Description
4.1	Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(1)

4.2	Form of Stock Option Agreement for the 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(2)

4.3	Form of Deferred Stock and Restricted Stock Agreement for the 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(3)

4.4	Amendment No. 1 to Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(4)

4.5	Amendment No. 2 to Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

(1)	Incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-60065) as filed with the SEC on July 29, 1998.

(2)	Incorporated by reference to Exhibit 10.2 of Registrant’s Registration Statement on Form S-8 (File No. 333-87011) as filed with the SEC on September 13, 1999.

(3)	Incorporated by reference to Exhibit 10.3 of Registrant’s Registration Statement on Form S-8 (File No. 333-87011) as filed with the SEC on September 13, 1999.

(4)	Incorporated by reference to Exhibit 4.4 of Registrant’s Registration Statement on Form S-8 (File No. 333-71114) as filed with the SEC on October 5, 2001.